Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: September 2, 2022

CAPTION MANAGEMENT, LLC
By: /s/ William Cooper
Name: William Cooper
Title: Managing Member

CAPTION PARTNERS II, LP
By: /s/ William Cooper
Name: William Cooper
Title: Managing Member

CAPTION GP, LLC
By: /s/ William Cooper
Name: William Cooper
Title: Managing Member

WILLIAM COOPER
/s/ William Cooper
JASON STRASSER
/s/ Jason Strasser